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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. (the "Company") on Form S-8 of our report dated February 25, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for its foreign currency forward exchange contracts), appearing in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 2, 2002.




/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 10, 2002